UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________________________________
FORM 8-K
 _____________________________________________
Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 26, 2019
 _____________________________________________
Marathon Petroleum Corporation
(Exact name of registrant as specified in its charter)
 _____________________________________________

Delaware	001-35054	27-1284632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 South Main Street Findlay, Ohio	45840
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(419) 422-2121
(Former name or former address, if changed since last report.)
 _____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Synergy Incentive Awards
As previously disclosed, on November 8, 2018, Marathon Petroleum Corporation (the “Company”) established a special performance unit incentive program (the “Synergy Incentive Program”) and established performance targets for the bonus opportunities (“Synergy Incentive Awards”) to be granted thereunder.
On January 26, 2019, the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors approved Synergy Incentive Awards, effective February 1, 2019, for certain executive officers of the Company. In general, the bonuses that may be earned under the Synergy Incentive Awards (“Synergy Bonuses”) are payable in cash upon the achievement of specified, previously disclosed amounts of cumulative annual gross synergies (“Achieved Synergies”). The Synergy Bonuses will generally vest and be payable following completion of each of three performance periods. Earlier vesting provisions may apply in the event of a participant’s death or termination of employment, a change in control of the Company, or if the Achieved Synergies reach $2.0 billion prior to the completion of the third and final performance period.
Synergy Bonuses for results between the applicable threshold, target and maximum levels will be interpolated on a straight-line basis to determine the percentage of the Synergy Bonuses earned; provided, however, that Synergy Bonuses for results above target for the third performance period will be calculated as an amount equal to the greater of (a)(i) the product of the performance units awarded on the grant date multiplied by the payout percentage for the third performance period minus (ii) the sum of the Synergy Bonuses paid with respect to the first performance period and the second performance period, and (b) the performance units allocated to the third performance period multiplied by the applicable payout percentage for the third performance period. The Compensation Committee has sole and absolute authority and discretion to reduce the Synergy Bonus payout for any performance period as it may deem appropriate.
The threshold, target and maximum Synergy Bonuses that may be earned under the Synergy Incentive Awards granted to Gary R. Heminger, Timothy T. Griffith, Donald C. Templin and Anthony R. Kenney are set forth in the tables below.

October 1, 2018 through December 31, 2019 Performance Period	Gary R. Heminger	Timothy T. Griffith	Donald C. Templin	Anthony R. Kenney
Below threshold	0	0	0	0
Threshold	$1,350,000	$233,334	$333,334	$208,334
Target	$2,250,000	$466,667	$666,667	$416,667
Maximum	$4,500,000	$933,334	$1,333,334	$833,334

January 1, 2020 through December 31, 2020 Performance Period	Gary R. Heminger	Timothy T. Griffith	Donald C. Templin	Anthony R. Kenney
Below threshold	0	0	0	0
Threshold	$1,350,000	$233,334	$333,334	$208,334
Target	$2,250,000	$466,667	$666,667	$416,667
Maximum	$4,500,000	$933,334	$1,333,334	$833,334

January 1, 2021 through December 31, 2021 Performance Period	Gary R. Heminger	Timothy T. Griffith	Donald C. Templin	Anthony R. Kenney
Below threshold	0	0	0	0
Threshold	$1,350,000	$233,334	$333,334	$208,334
Target	$2,250,000	$466,667	$666,667	$416,667
Maximum	$4,500,000	$933,334	$1,333,334	$833,334
A copy of the form of Synergy Incentive Award Agreement used for our named executive officers receiving awards, other than Mr. Heminger, is filed herewith as Exhibit 10.1 and is incorporated herein by reference. A copy of Mr. Heminger’s form of Synergy Incentive Award Agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

C. Michael Palmer Award Acceleration
Consistent with previous disclosure by the Company, C. Michael Palmer, Executive Vice President, retired on January 1, 2019. In light of Mr. Palmer’s nearly 42 years of service to the Company and its predecessors and his strong leadership, performance and contributions to the success of the Company, on January 26, 2019, the Company took action to accelerate the vesting of his unvested performance units and restricted stock awards and provide for the payout of his performance units without the application of a pro rata adjustment that would otherwise have applied to such units by virtue of his retirement. Additionally, on January 24, 2019, MPLX GP LLC, the general partner of MPLX LP (“MPLX”), took action to accelerate the vesting of Mr. Palmer’s outstanding MPLX performance units and phantom unit awards and provide for the payout of his performance units without the application of a pro rata adjustment that would otherwise have applied to such units by virtue of his retirement.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1	Form of Executive Officer Synergy Incentive Award Agreement
10.2	Form of Chief Executive Officer Synergy Incentive Award Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: January 30, 2019	By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Vice President, Chief Securities, Governance & Compliance Officer and Corporate Secretary